UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report

(Date of Earliest Event Reported)

April 16, 2009

Merchants Bancshares, Inc.

(Exact Name of Registrant As Specified In Its Charter)

Delaware	0-11595	03-0287342
(State Or Other Jurisdiction Of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

275 Kennedy Drive	05403
So. Burlington, Vermont	(Zip Code)
(Address Of Principal Executive Offices)

(802) 658-3400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

The following information is furnished under Item 2.02 – “Results of Operations and Financial Condition” and such information, including the exhibits attached hereto, shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

On April 16, 2009 Merchants Bancshares, Inc. (the “Company”) issued a press release announcing that its Board of Directors had declared a quarterly dividend of 28 cents per share on the Company’s common stock. A copy of that press release, which is incorporated herein by reference, is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 16, 2009, the Board of Directors of Merchants Bancshares, Inc. (the “Company”) approved amendments to the Company’s Bylaws to (a) update the Company’s place of office; (b) update the Company’s date of annual meeting to bring it in line with current practices; (c) remove certain sections of the Bylaws relating to quorum, notice and voting at the annual meeting of stockholders, share certificates and fractional shares, in order to avoid potential inconsistencies with the Delaware General Corporation Law; (d) remove sections relating to Board meeting frequency and fees, in order to avoid potential inconsistencies going forward; (e) provide for Board action by consent by means of electronic transmission; and (f) update the description of duties of the Treasurer and Secretary. A copy of the Company’s amended and restated Bylaws are attached hereto as Exhibit 3.2 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c).

The following exhibits are included with this Report:

Exhibit No.	Description
3.2	Amended and Restated Bylaws of Merchants Bancshares, Inc.

99.1	Press Release dated April 16, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCHANTS BANCSHARES, INC.

Date:	April 16, 2009	/s/ Michael R. Tuttle
Michael R. Tuttle
President & CEO

Exhibit 3.2

Exhibit 99.1